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               EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



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          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                Three Months Ended              Nine Months Ended
                                                                   September 30,                  September 30,
(in thousands, except per share data)                       1999            1998              1999             1998
------------------------------------------------------------------------------------       ---------------------------

Basic:
-----
Average shares outstanding                                   25,597          25,702             25,533          25,496
                                                         ===========     ===========       ============     ===========
Net Income                                                 $ 11,305         $ 9,900           $ 32,620        $ 28,930
                                                         ===========     ===========       ============     ===========
Per Share Amount                                           $   0.44         $  0.39           $   1.28        $   1.13
                                                         ===========     ===========       ============     ===========

Diluted:
-------

Average shares outstanding                                   25,597          25,702             25,533          25,496

Net effect of dilutive stock options based
  on the treasury stock method using the
  average market price or quarter end price,
  whichever is greater                                          828           1,054                879           1,113
                                                         -----------     -----------       ------------     -----------
                     Total Shares Outstanding                26,425          26,756             26,412          26,609
                                                         ===========     ===========       ============     ===========
Net Income                                                 $ 11,305         $ 9,900           $ 32,620        $ 28,930
                                                         ===========     ===========       ============     ===========
Per Share Amount                                           $   0.43         $  0.37           $   1.24        $   1.08
                                                         -----------     -----------       ------------     -----------
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